EXHIBIT 5.1

[WITHERSPOON, KELLEY, DAVENPORT & TOOLE, P.S. LETTERHEAD]

December 20, 2005

Sterling Financial Corporation

111 North Wall Street

Spokane, WA  99201

Ladies and Gentlemen:

We have acted as counsel for Sterling Financial Corporation (“Sterling”) in connection with the registration on Form S-3 (the “Registration Statement”) of up to 1,000,000 shares of Sterling’s common stock, $1.00 par value per common share (the “Sterling Common Stock”), to be offered upon the terms and subject to the conditions set forth in the Sterling Dividend Reinvestment and Direct Stock Purchase and Sale Plan (the “Plan”) included in the Registration Statement.

In rendering this opinion, we have examined the following:

(1)                                  Sterling’s Restated Articles of Incorporation as filed with the Washington Secretary of State on April 29, 2003 and Sterling’s Articles of Amendment of Restated Articles of Incorporation as filed with the Washington Secretary of State on September 1, 2005;

(2)                                  Sterling’s Amended and Restated Bylaws, as of May 24, 1999;

(3)                                  the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)                                  the Prospectus prepared in connection with the Registration Statement;

(5)                                  the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in the Sterling’s minute books that are in our possession; and

(6)                                  a Management Certificate addressed to us and dated of even date herewith executed by Sterling containing certain factual and other representations (the “Management Certificate”), including representations as to the number of Sterling’s issued and outstanding shares of common stock as of the date hereof and the number of issued and outstanding options and warrants to purchase Sterling Common Stock as of the date hereof.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that the certificates representing the Sterling Common Stock will be when issued, properly signed by authorized officers of Sterling or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of Sterling to us, including but not limited to those set forth in the Management Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of Washington, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of Washington.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Sterling Common Stock under the Plan, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Sterling Common Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Sterling Common Stock.

Based upon the foregoing, it is our opinion that the 1,000,000 shares of Sterling Common Stock that may be issued under the Plan have been duly authorized for issuance and, when such shares are issued, sold and delivered in the manner and for the consideration set forth in the Registration Statement, the Prospectus constituting a part thereof, and the Plan, such shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Witherspoon, Kelley, Davenport & Toole, P.S.

WITHERSPOON, KELLEY, DAVENPORT & TOOLE, P.S.